UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2015

Helix Energy Solutions Group, Inc.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	001-32936 (Commission File Number)	95-3409686 (IRS Employer Identification No.)
3505 West Sam Houston Parkway North, Suite 400 Houston, Texas (Address of principal executive offices)	281-618-0400 (Registrant’s telephone number, including area code)	77043 (Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On March 16, 2015, the Company announced that effective May 11, 2015, Clifford Chamblee will retire after 36 years in the offshore services business and will resign as Executive Vice President and Chief Operating Officer of the Company.

(c) On March 16, 2015, the Company announced that effective May 11, 2015, Scotty Sparks will be appointed Executive Vice President - Operations of the Company.  Mr. Sparks (age 41) has 25 years of industry experience and has been with Helix since 2001.  He has held his current position of Vice President – Commercial and Strategic Development since October 2012, and has also served in various positions within Helix’s robotics subsidiary, including as Senior Vice President from 2007 to September 2012, during his tenure at Helix.  Prior to that Mr. Sparks held various positions within the industry, including Operations Manager at Global Marine Systems.

The information called for in Item 502(c)(3) of Form 8-K is not determined at this time.

Item 7.01 Regulation FD Disclosure.

On March 16, 2015, the Company issued a press release announcing the resignation of Mr. Chamblee and the appointment of Mr. Sparks both to be effective May 11, 2015.  A copy of the press release announcing the resignation of Mr. Chamblee and the appointment of Mr. Sparks is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Number	Description

99.1	Press Release of Helix Energy Solutions Group, Inc. dated March 16, 2015, announcing the resignation of Clifford Chamblee and the appointment of Scotty Sparks

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 16, 2015

Helix Energy Solutions Group, Inc.

By:	/s/ Alisa B. Johnson
Alisa B. Johnson
Executive Vice President and General Counsel

Index to Exhibits

Number	Description

99.1	Press Release of Helix Energy Solutions Group, Inc. dated March 16, 2015, announcing the resignation of Clifford Chamblee and the appointment of Scotty Sparks